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                                                                    EXHIBIT 23.2


                                     CONSENT


We consent to the incorporation by reference in this Registration Statement of SCB Computer Technology, Inc. on Form S-3 of our report dated September 11, 1996, on the financial statements of Delta Software Systems, Inc., appearing in the Current Report on Form 8-K, dated October 8, 1996, as amended by the Current Report on Form 8-K/A, dated December 4, 1996, and to the reference to our firm under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



CANNON & COMPANY


Memphis, Tennessee
March 5, 1997